ASSUMPTION AGREEMENT AND NOTE MODIFICATION


                  This ASSUMPTION AGREEMENT AND NOTE MODIFICATION (the "Agreement") dated as of July 30, 1997 between LOST DUTCHMAN PARKS, LLC, an Arizona limited liability company, having its principal place of business at 4614 S. Kachina Drive, Tempe, Arizona 85282 ("Borrower"), and ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an address at 1873 S. Bellair Street, 17th Floor, Denver, Colorado 80222 ("Lender").

                              W I T N E S S E T H:

                  THAT, WHEREAS, NORMAN ANDRUS ("Andrus") was the original maker of that certain Promissory Note (the "Note") dated April 15, 1994, in the original principal sum of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($5,500,000.00) (the "Indebtedness") made to the order of EASTRICH MULTIPLE INVESTOR FUND, L.P., a Delaware limited partnership ("Original Payee");

                  WHEREAS, Original Payee was the original holder of the interest of beneficiary in that certain Deed of Trust, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement dated April 15, 1994, recorded on January 31, 1995, as Document No. 95-0055429, in the records of Maricopa County, Arizona (the "Deed of Trust") securing the Note and encumbering, among other things, that certain real property described in the Deed of Trust (the "Real Property"), originally owned by Andrus;

                  WHEREAS, by instrument recorded on August 20, 1996, as Document No. 96-0585339, in the records of Maricopa County, Arizona, Original Payee transferred and assigned its rights in the Note and Deed of Trust to STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF CS FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1995-AEW1, serviced by MIDLAND LOAN SERVICES, L.P. (collectively, "Successor Payee");

                  WHEREAS, by instrument recorded concurrently herewith in the records of Maricopa County, Arizona, Successor Payee transferred and assigned its rights in the Note and Deed of Trust to Lender;

                  WHEREAS, by instrument recorded concurrently herewith in the records of Maricopa County, Arizona, Andrus transferred the Real Property to Borrower; and

                  WHEREAS, Borrower is willing to assume the obligations ("Obligations") of Andrus under the Note, the Deed of Trust and the other documents evidencing, securing or otherwise pertaining to the Note (the Note, Deed of Trust and all such other documents being referred to collectively as the "Documents"), and Lender is willing to accept Borrower as the principal obligor under the Documents upon modification of the Note and otherwise on the terms set forth herein.

                  NOW, THEREFORE, in consideration of Ten ($10.00) Dollars, the mutual premises herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

         1. Defined Terms. Except as otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Agreement shall have the meaning given to them in the Deed of Trust.

         2. Representations and Warranties. Borrower hereby represents and warrants that it has received and is fully familiar with the terms and conditions of the Documents; and, except to the extent any of such representations and warranties may be qualified herein or in any other document executed by Borrower in connection with this Agreement, makes to Lender with respect to itself as of the date hereof all the representations and warranties made by Andrus in the Documents as if all the references to Andrus under the Documents were references to Borrower.

         3. Assumption. Borrower hereby assumes and agrees to pay and perform the Obligations, including without limitation, the Obligations under the Note and Deed of Trust, and to be bound by all the terms and conditions of the Documents as if the Documents had originally been executed by Borrower. Each of the Documents shall remain in full force and effect; and all of the security for the payment and performance of the Obligations shall remain as security therefor. Nothing contained herein is intended to or shall be construed to release, affect the priority of, or otherwise impair any of the security for the payment and performance of the Obligations. Borrower hereby ratifies and grants the Lender the liens and security interests set forth in the Documents.

         4. Modification of Note. The Note shall be modified to provide that it shall bear interest at the rate of ten percent (10%) per annum, payable interest only monthly until maturity. This modification to the Note shall be deemed to form a part of the Note and is hereby incorporated into the Note to become a part thereof and shall be deemed to supplement and amend the terms and conditions of the Note. This modification to the Note is a revision only and not a novation, and, except as modified above, all other terms and conditions of the Note shall remain in full force and effect.

         5. Release of Lender. Borrower hereby releases Lender and its partners, and its and their partners, affiliates, directors, officers, employees and agents from any and all claims, demands, liabilities and causes in action it may have which may in any manner be related to the Indebtedness on account of any action or inaction of any such party being released occurring prior to the execution hereof.


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

         6. Title Insurance. Borrower shall deliver to Lender a lender's ALTA policy of title insurance ("Title Policy") from Chicago Title Insurance Company ("Title Company") insuring that the Deed of Trust, as assumed, is in first lien priority and insuring that Lender is the beneficiary under the Deed of Trust, subject only to those exceptions shown in Schedule "B" of that certain title commitment issued by Chicago Title Insurance Company for Order No. 9706711, dated July 2, 1997.

         7. Further Performance. Borrower shall execute and deliver to Lender such further instruments and do such things as are necessary or desirable, in the reasonable judgment of Lender, to effect the intent of this Agreement and to secure to Lender the benefit of all rights and remedies conferred upon Lender by the terms of this Agreement.

         8. Contingencies. This Agreement shall not be binding upon Lender unless and until the following condition have been satisfied:

                  (a) Borrower has delivered to Lender the following documents and other items, all of which shall be properly completed and executed and shall otherwise by in form and substance satisfactory to Lender in its reasonable discretion:

                      (i)  such items as Lender may reasonably request.

                  (b) Title Company is irrevocably committed to issue to Lender the Title Policy.

Waiver by Lender of any of the foregoing as a condition to the effectiveness of this Agreement shall not relieve Borrower of the obligation to satisfy such condition as promptly as possible thereafter.

         9. Governing Law. Borrower and Lender hereby agree that this Agreement shall be interpreted, construed and enforced according to the laws of the State of Arizona.

         10. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective representatives, successors and assigns.

         11. Amendments in Writing. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         12.   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.


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

                  IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal as of the day and year first above written.

                              BORROWER:

                              LOST DUTCHMAN PARKS, LLC,
                              an Arizona limited liability company

                              By:      /s/Norman Andrus
                                       Norman Andrus
                              Its:     Manager


                               LENDER:

                               ASSET INVESTORS OPERATING PARTNERSHIP, L.P, a Delaware limited partnership

                               By:  /s/Kevin J. Nystrom
                               Name:  Kevin J. Nystrom
                               Its: Senior Vice President and Chief Financial Officer of Asset Investors Corporation, the general partner



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


STATE OF ARIZONA
)
                                            ) ss.
County of Maricopa                          )

                  The foregoing instrument was acknowledged before me this 30 day of July, 1997, by LOST DUTCHMAN PARKS, LLC, an Arizona limited liability company, by NORMAN ANDRUS, its Manager, on behalf of the limited liability company.

                                               /s/Christine J. Hughes
                                               Notary Public

My Commission Expires:

------------------------



STATE OF ARIZONA           )
                                            ) ss.
County of Maricopa                          )

                  The foregoing instrument was acknowledged before me this _____ day of July, 1997, by ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, by Kevin Nystrom, its ___________________, on behalf of the limited partnership.

                                               /s/Brenda Haenel
                                               Notary Public

My Commission Expires:

May 21, 1998


469119\10169.0001

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